Exhibit 3.353

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

WALTERBORO COMMUNITY HOSPITAL, INC.

For Use By The Secretary of State	(File This Form in Duplicate Originals) (Sect. 33-7-30 of 1976 Code)	This Space For Use By The Secretary of State

1.	The name of the proposed corporation is Walterboro Community Hospital, Inc.

2. The initial registered office of the corporation is 409 East North Street
Street and Number

located in the city of Greenville , county of Greenville and the State of South Carolina and the name of its initial registered agent at such address is CT Corporation System

3.	The period of duration of the corporation shall be perpetual (_____________ years).

4.	The corporation is authorized to issue shares of stock as follows:

Class of shares	Authorized No. of such class	Par Value
Common	1,000	$1.00

If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

N/A

5.	Total authorized capital stock 1,000 shares

6.	It is represented that the corporation will not begin business until there has been paid into the corporation the minimum consideration for the issue of shares, which is $1,000.00 of which at least $500.00 is in cash.

7.	The number of directors constituting the initial board of directors of the corporation is three , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Donald S. MacNaughton Name	One Park Plaza, Nashville, IN 37203 Address

Thomas F. Frist, Jr. Name	One Park Plaza, Nashville, IN 37203 Address

R. Clayton McWhorter Name	One Park Plaza, Nashville, IN 37203 Address

Name	Address

Name	Address

Name	Address

Name	Address

8.	The general nature of the business for which the corporation is organized is (it is not necessary to set forth in the purposes powers enumerated in Section 33-2-10 of 1976 Code).

The management of hospitals and the building, leasing, owning, and operating of private hospitals, including but not limited to, pharmacies, psychiatric care facilities, medical office buildings, beauty shops, bookstores, flower and gift stores, in connection with said management, building, leasing, ownership, and operation of hospitals.

9.	Provisions which the incorporators elect to include in the articles of incorporation are as follows:

None.

10.	The name and address of each incorporator is:

Name	Street & Box No.	City	County	State

John W. Wade, Jr.	One Park Plaza	Nashville	Davidson	TN 37203

Elliott W. Jones	One Park Plaza	Nashville	Davidson	TN 37203

Bettye D. Daugherty	One Park Plaza	Nashville	Davidson	TN 37203

/s/ John W. Wade, Jr.
(Signature of Incorporator)

Date: June 23, 1980	John W. Wade, Jr.
(Type or Print Name)

/s/ Elliott W. Jones
(Signature of Incorporator)

Elliott W. Jones
(Type or Print Name)

/s/ Bettye D. Daugherty
(Signature of Incorporator)

Bettye D. Daugherty
(Type or Print Name)

STATE OF TENNESSEE	)
	)	SS:
COUNTY OF DAVIDSON	)

The undersigned John W. Wade, Jr., Elliott W. Jones, and Bettye D. Daugherty do hereby certify that they are the incorporators of Walterboro Community Hospital, Inc. Corporation and are authorized to execute this verification; that each of the undersigned for himself does hereby further certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

/s/ John W. Wade, Jr.
(Signature of Incorporator)

/s/ Elliott W. Jones
(Signature of Incorporator)

/s/ Bettye D. Daugherty
(Signature of Incorporator) (Each Incorporator Must Sign)

CERTIFICATE OF ATTORNEY

11.	I, C. Lewis Rasor, Jr. , an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of chapter 7 of Title 33 of the South Carolina Code of 1976, relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.

Date July 1, 1980		/s/ C. Lewis Rasor, Jr.
(Signature)

C. Lewis Rasor, Jr.
(Type or Print Name)

	Address	Post Office Box 2048 409 East North Street Greenville, S.C. 29602

SCHEDULE OF FEES

(Payable at time of filing Articles of With Secretary of State)

Fee for filing Articles	$5.00
In addition to the above, $.40 for each $1,000.00 of the aggregate value of shares which the Corporation is authorized to issue, but in no case less than	40.00
nor more than	1,000.00

NOTE:	THIS FORM MUST BE COMPLETED IN ITS ENTIRETY BEFORE IT WILL BE ACCEPTED FOR FILING. THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS AND A CHECK IN THE AMOUNT OF $10 PAYABLE TO THE SOUTH CAROLINA TAX COMMISSION.